SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2012

Southern Products, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	27-1963282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13668-B Valley Blvd., City of Industry, CA	91746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 213-3266

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 – OTHER EVENTS

Item 8.01 Other Events

We have been added as a named Defendant in a lawsuit filed by Zhuhai Yuehua Electronic Co. (“Zhuhai”) in the Superior Court of California for the County of Los Angeles (the “Court”). The suit centers on a dispute regarding amounts alleged to be due to Zhuhai upon disposition of certain televisions. Although the suit has been pending against other defendants since November 22, 2011, we were added as a party on June 13, 2012 when Zhuhai filed a First Amended Complaint. We have not been served with the First Amended Complaint.

On June 21, 2012, the Court entered a Temporary Restraining Order which, inter alia, bars certain defendants, including us, from disposing of the televisions which are the subject of the suit or from releasing any customer payments received upon distribution of those televisions. This summary description is qualified in its entirety by the full text of the Temporary Restraining Order, a copy of which is furnished herewith as Exhibit 99.1.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Temporary Restraining Order

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Products, Inc.

/s/ Edward Meadows

Edward Meadows

President, Chief Executive Officer

Date: June 26, 2012

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